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                                                                 Exhibit 10.1.32
                                                                  EXECUTION COPY

       PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") dated as of February 16, 1999, by and among NEOPROBE CORPORATION, a Delaware corporation (the "Company"), and the PURCHASERS listed on Exhibit A ("Purchasers").

              The Company desires to issue and sell to Purchasers, and Purchasers desire to purchase from the Company, shares (the "Preferred Shares"), of 5% Series B Convertible Preferred Stock, par value $.001 per share, stated value $100 per share, of the Company ("Preferred Stock"), having the rights, designations and preferences set forth in the Certificate of Designations of the Company (the "Certificate of Designations") in the identical form and substance of Exhibit B, upon and subject to the terms and conditions of this Agreement. Unless the context otherwise requires, the term "Preferred Shares" shall include (i) all shares of Preferred Stock issued or issuable at the First Closing and the Second Closing (in each case as defined below) and (ii) all shares of Preferred Stock that may be issuable upon exercise of the Unit Purchase Option (as defined in Section 5.21).

              Pursuant to the terms of the Certificate of Designations, the Preferred Shares will be convertible into shares ("Common Shares") of common stock, par value $.001 per share, of the Company ("Common Stock"), and pursuant to the terms of this Agreement, the Purchasers will have registration rights with respect to the Common Shares issuable upon such conversion and upon exercise of the Warrants (as defined below).

              To induce Purchasers to purchase the Preferred Shares, the Company shall issue to the Purchasers warrants to purchase shares of Common Stock in the form attached as Exhibit C (the "Warrants"). Unless the context otherwise requires, the term Common Shares shall be deemed to include any shares of Common Stock issued or issuable upon conversion of Preferred Shares, including those that may be issued as a dividend pursuant to the Certificate of Designations and any shares of Common Stock issuable upon exercise of the Warrants.

              Accordingly, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, Purchasers and the Company agree as follows:

              1.     Purchase of Company Securities.

              1.1. Purchase and Sale of the Preferred Shares and the Warrants. (a) Subject to the terms and conditions of this Agreement, (i) the Company shall issue and sell to Purchasers, and Purchasers, severally and not jointly, shall purchase from the Company, the aggregate number of shares of Preferred Stock (the "Initial Preferred Shares") set forth on Exhibit A (allocated among the Purchasers as set forth on Exhibit A), and (ii) the Company shall issue to Purchasers the aggregate number of Warrants (the "Initial Warrants") set forth on Exhibit A (allocated among the Purchasers as set forth on Exhibit A) at the First Closing (as such term is defined in
Section 2.1). The aggregate purchase price for the Initial Preferred Shares shall be $3,000,000 (the "Initial Purchase Price") (allocated among the Purchasers as set forth on Exhibit A). "Operative Documents" shall mean this Agreement, the Warrants and the Certificate of Designations.

(b) Subject to the terms and conditions of this Agreement, and provided that the Required Shareholder Approvals have been obtained and the Shelf Registration Statement has become effective, in the event that the Company's sales for any two consecutive fiscal quarters, commencing with the second quarter of 1999 and ending with the third quarter of 2000, are at least 90% of the sales indicated on the projections attached as Exhibit D for each of such fiscal quarters, the Company shall have the right upon notice to the Purchaser Representative (as defined in Section 11.3) within 60 days after the end of the first two-fiscal quarter period that such sales are achieved to require Purchasers to purchase, on a pro rata basis, an aggregate number of shares of Preferred Stock (the "Additional Preferred Shares") equal to the number of Preferred Shares purchased at the First Closing (as defined in Section 2.1) for an aggregate purchase price of $3,000,000, and the Company shall issue to Purchasers, on a pro rata basis, an aggregate number of Warrants (the "Additional





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Warrants") equal to the number of Warrants issued at the First Closing;
provided however, (i) the Company shall not be entitled to give the notice permitted by this Section 1.1(b) if the Market Price of the Common Stock (after adjustment for any stock splits, combinations and the like) is less than 120% of the Initial Conversion Price in effect on the date hereof and (ii) the Purchasers shall not be required to purchase any Additional Preferred Shares if, as of the date scheduled for the Second Closing, the Market Price for the Common Stock is less than 120% of the Initial Conversion Price in effect on the date hereof. A notice contemplated by this Section 1.1 shall be accompanied by
(i) an Officer's Certificate to the effect that there has not at any time been
(a) any material adverse change in the business, financial condition, operating results, business prospects, employee relations or customer relations of the Company or its Subsidiaries, or (b) other adverse changes, which in the aggregate have been materially adverse to the Company or its Subsidiaries, and
(ii) an unqualified certification, in form and substance satisfactory to Purchasers, of the Chief Financial Officer of the Company as to the sales of the Company for the applicable fiscal quarters of the Company to the effect that the sales figures have been prepared in accordance with the books and records of the Company and generally accepted accounting principles applied on a basis consistent with prior periods and the projections. The Additional Warrants shall be exercisable until the seventh anniversary of the date of their issuance. Capitalized terms used but not defined in this Section 1.1(b) shall have the meanings ascribed thereto in the Certificate of Designations.

(c) In the event any additional shares of Common Stock are issued pursuant to the Warrants issued pursuant to Section 8.6, the purchase price(s) paid for the Preferred Shares shall be reallocated on a pro rata, as converted basis over the Preferred Shares and such shares of Common Stock.

              2.     Closing.

              2.1. Closing. (a) The closing of the purchase and sale of the Initial Preferred Shares and the issuance of the Initial Warrants shall take place at the offices of Paramount Capital, Inc. ("Paramount"), at 787 Seventh Avenue, 48th Floor, New York, New York, 10019. Such closing (the "First Closing") will take place at 10:00 A.M., local time, on February 16, 1999; provided that the Closing may take place at such other time, place or later date as may be mutually agreed upon by the Company and Purchasers. The date of the Closing is referred to as the "First Closing Date." At the First Closing, the Company will deliver to Purchasers the Initial Preferred Shares and the Initial Warrants against payment of the Initial Purchase Price by Purchasers by wire transfer payable to the Company. The Initial Preferred Shares and the Initial Warrants shall be registered in Purchasers' names or the names of the nominees of Purchasers in such denominations as Purchasers shall request pursuant to instructions delivered to the Company not less than two days prior to the First Closing Date.

(b) The purchase and sale of the Additional Preferred Shares and the issuance of the Additional Warrants shall take place at a closing (the "Second Closing"; each of the First Closing and the Second Closing being referred to herein as a "Closing") held on a date as promptly as practicable following the date notice is given to the Purchaser Representative by the Company pursuant to Section 1.1(b) (the "Second Closing Date"; each of the First Closing Date and the Second Closing Date being referred to herein as a "Closing Date") and in any event within 30 days of the date of such notice.

              2.2. Limitation on Holder's Right to Convert/Vote. Notwithstanding anything to the contrary in any Operative Document, no Preferred Share may be converted or voted, no Warrant may be exercised and no shares of Common Stock issued as a dividend on Preferred Shares or upon exercise of Warrants may be voted by a Purchaser if such right to convert, exercise or right to vote would cause the total number of Common Shares deemed beneficially owned (as defined in Rule 13(d)(3) of the Securities Act of 1933, as amended) by such Purchaser, together with all Common Shares deemed beneficially owned by the holder's Affiliates (such term and certain other capitalized terms used herein being defined in Section 9) and by any other Person whose ownership of such securities would be aggregated for purposes of determining whether a "group" exists under Section 13(d) of the Securities Exchange Act of 1934, as amended, would exceed 4.9% of the total issued and outstanding shares of Common Stock, provided that each Purchaser shall have the right to waive this restriction, in whole or in part, upon 61 days prior notice to the Company. A transferee of such securities shall not be bound by this provision unless it expressly agrees to be so bound.





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              3.     Conditions to the Obligations of Purchasers at the
Closings. (a) Conditions to Each Closing. The obligation of Purchasers to purchase and pay for the Preferred Shares and the Warrants to be purchased by Purchasers at each Closing is subject to the satisfaction on or prior to the applicable Closing Date of the following conditions, which may only be waived by written consent of Purchasers:

              3.1. Opinion of Counsel to the Company. Purchasers shall have received from Benesch, Friedlander, Coplan & Aronoff LLP, counsel for the Company, its opinion dated such Closing Date in the form of Exhibit E.

              3.2. Representations and Warranties. All of the representations and warranties of the Company contained in this Agreement and the other Operative Documents shall be true and correct at and as of such Closing Date.

              3.3. Performance of Covenants. All of the covenants and agreements of the Company contained in this Agreement and the other Operative Documents required to be performed on or prior to such Closing Date shall have been performed in a manner satisfactory in all respects to Purchasers.

              3.4. Legal Action. No injunction, order, investigation, claim, action or proceeding before any court or governmental body shall be pending or threatened wherein an unfavorable judgment, decree or order would restrain, impair or prevent the carrying out of the Operative Documents or any of the transactions contemplated thereby, declare unlawful the transactions contemplated by the Operative Documents or cause any such transaction to be rescinded.

              3.5. Consents. The Company shall have obtained in writing or made all consents, waivers, approvals, orders, permits, licenses and authorizations of, and registrations, declarations, notices to and filings and applications with, any governmental authority or any other Person (including, without limitation, security holders and creditors of the Company) required to be obtained or made in order to enable the Company to observe and comply with all its obligations under the Operative Documents and to consummate and perform the transactions contemplated thereby. The Board of Directors of the Company shall have taken all action required by the terms of the Rights Agreement dated as of July 18, 1995, between the Company and Continental Stock Transfer & Trust Company, to permit the transactions contemplated by the Operative Documents and the Paramount Agreements (as such term is defined in Section 5.21) without triggering any rights of the Company's security holders pursuant to such Rights Agreement or any securities issued or issuable thereunder.

              3.6. Closing Documents. The Company shall have delivered to Purchasers the following:

              (a) a certificate executed by the President and Chief Executive Officer of the Company dated such Closing Date stating that the conditions set forth in Sections 3.2 through 3.5 have been satisfied;

              (b) an incumbency certificate dated the Closing Date for the officers of the Company executing the Operative Documents and any other documents or instruments delivered in connection therewith at, or in connection with, such Closing;

              (c) a certificate of the Secretary of the Company, dated such Closing Date, as to the continued and valid existence of the Company, certifying the attached copy of the By-laws of the Company, the authorization of the execution, delivery and performance of the Operative Documents, and the resolutions adopted by the Board of Directors of the Company authorizing the actions to be taken by the Company under the Operative Documents;

              (d) a certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that the Company is in good standing in the State of Delaware and that all annual reports, if any, have been filed as required and that all taxes and fees have been paid in connection therewith;





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              (e)  a certified copy of the Certificate of Incorporation of the
Company as filed with the Secretary of State of the State of Delaware, including any amendments thereto; and

              (f) such certificates, other documents and instruments as Purchasers and their counsel may reasonably request in connection with, and to effect, the transactions contemplated by the Operative Documents.

              3.7. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and the other Operative Documents to be consummated at such Closing and all documents incident thereto shall be satisfactory in form and substance to Purchasers.

              3.8.   Closing Financial Statements; Absence of Changes.  (a)
The Company shall have provided to Purchasers (i) the unaudited consolidated balance sheets of the Company and its Subsidiaries as of September 30, 1998, and the related unaudited consolidated statements of operations, stockholders' equity, and cash flows for the three-month (and nine-month) periods then ended (the "Financial Statements"), all of which will be correct and complete and will present fairly the financial position of the Company and the results of its operations and changes in its financial position as of the time and for the periods then ended, (ii) the unqualified certification, in form and substance satisfactory to Purchasers, of the Chief Financial Officer of the Company as to the Financial Statements to the effect that the Financial Statements have been prepared in accordance with the books and records of the Company and its Subsidiaries and generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise specified in such certification), and present fairly the financial position of the Company and its Subsidiaries and the and the results of their operations and changes in their financial position as of the time and for the periods then ended, and
(iii) a "bring-down" certificate, in form and substance satisfactory to Purchaser, of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company with respect to the financial position of the Company as of such Closing Date and as to results for the period from the date of the Financial Statements to such Closing Date.

              (b) Except as set forth on the schedules to this Agreement, there shall have been no material adverse change in the business, financial condition, operating results, employee or customer relations or prospects of, or otherwise with respect to, the Company and its Subsidiaries, from September 30, 1998 to such Closing Date.

              3.9.   Schedules.    The Company shall have provided to
Purchasers all schedules required pursuant to this Agreement, which schedules shall be satisfactory to Purchasers in their sole discretion.

              4. Conditions to the Obligations of the Company at the Closings. The obligation of the Company to issue and sell the Preferred Shares and the Warrants to Purchasers at each Closing is subject to the satisfaction on or prior to the applicable Closing Date of the following conditions, any of which may be waived by the Company:

              4.1. Representations and Warranties. The representations and warranties of Purchasers contained in this Agreement shall be true and correct at and as of such Closing Date.

              4.2. Legal Action. No injunction, order, investigation, claim, action or proceeding before any court or governmental body shall be pending or threatened wherein an unfavorable judgment, decree or order would restrain, impair or prevent the carrying out of the Operative Documents or any of the transactions contemplated thereby, declare unlawful the transactions contemplated by the Operative Documents or cause any such transaction to be rescinded.

              5. Representations and Warranties of the Company. The Company represents and warrants to Purchasers as of each Closing Date as follows (it being understood that the Company's representations set forth in Sections 5.14 and 5.15 shall, for purposes of the Second Closing Date, be deemed to relate to any updated versions of such Schedules provided by the Company to Purchasers on or prior to such Closing Date):





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              5.1.   Organization.  The Company is a corporation duly
organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Company and its Subsidiaries have all requisite corporate power and authority, and hold all licenses, permits and other required authorizations from governmental authorities, necessary to conduct their respective businesses as now being conducted or proposed to be conducted and to own or lease the properties and assets they now own or hold under license or lease (except that the Company may in the future be required to obtain certain approvals of the U.S. Food and Drug Administration in connection with its business as proposed to be conducted). The Company and the Subsidiaries are duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction wherein the character of their properties or the nature of the activities conducted by them makes such qualification or licensing necessary.

              5.2. Charter Documents. The Company has heretofore delivered to Purchasers true, correct and complete copies of the Certificate of Incorporation and By-Laws (or comparable organizational documents) of the Company and its Subsidiaries as in full force and effect on the date hereof.

              5.3. Capitalization. Except as set forth on Schedule 5.3 with respect to the Second Closing Date, as of such Closing Date, the Company's authorized capitalization consists of 50,000,000 shares of Common Stock, of which 22,967,910 shares are issued and outstanding as of such Closing Date, and 5,000,000 shares of preferred stock, par value $.001 per share, of which 500,000 shares are designated as Series A Junior Participating Preferred Stock (none of which are issued and outstanding). 2,950,313 shares of Common Stock are reserved for issuance upon the conversion or exercise of convertible securities, options, warrants or other rights to purchase Common Stock outstanding as of such Closing Date. All outstanding securities of the Company are validly issued, fully paid and nonassessable. No stockholder of the Company is entitled to any preemptive rights with respect to the purchase or sale of any securities by the Company. There are no outstanding options, warrants or other rights, commitments or arrangements, written or oral, to purchase or otherwise acquire any authorized but unissued shares of capital stock of the Company or any security directly or indirectly convertible into or exchangeable for any capital stock of the Company or under which any such option, warrant or convertible security may be issued in the future except (i) as set forth on
Schedule 5.3, (ii) for the Preferred Shares and Warrants issued or issuable to Purchasers or pursuant to the Placement Warrants or (iii) as are issued to persons other than Purchasers and Paramount in conformity with the terms and provisions of the Operative Documents. There are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell, rights of first offer, negotiation or refusal or proxies or similar arrangements relating to any securities of the Company to which the Company is a party, and to the best knowledge of the Company there are no other such trusts, agreement, rights, proxies or similar arrangements. Except as set forth on Schedule 5.3 and as contemplated by this Agreement, none of the shares of capital stock of the Company is reserved for any purpose, and the Company is neither subject to any obligation (contingent or otherwise), nor has any option to repurchase or otherwise acquire or retire any shares of its capital stock. Schedule 5.3 sets forth (i) the number of shares of Common Stock authorized for issuance under the Company's 1994 Amended and Restated Stock Option and Restricted Stock Purchase Plan and the Company's 1996 Stock Incentive Plan, in each case as amended and restated (collectively, the "Option Plans"); (ii) the number of shares of Common Stock as to which options issued under the Option Plans have been (a) reserved for issuance and (b) exercised, in each case as of such Closing Date; and (iii) the exercise prices for all outstanding options under the Option Plans as of such Closing Date. Schedule 5.3 also sets forth a list of all securities of the Company which are issued and outstanding or reserved for issuance upon exercise or conversion of outstanding securities of the Company as to which the Company is obligated to file a registration statement under the Securities Act other than on Form S-8.

              5.4 Due Authorization, Valid Issuance, Etc. The Preferred Shares to be purchased on such Closing Date have been duly authorized and, when issued in accordance with this Agreement upon such Closing Date, will be validly issued, fully paid and nonassessable and will be free and clear of all liens imposed by or through the Company. The Warrants to be purchased on such Closing Date have been duly authorized and, when issued in accordance with this Agreement upon such Closing Date, will be validly issued and free and clear of all liens imposed by or through the Company. The Common Shares issuable upon conversion of the Preferred Shares to be issued on such Closing Date have been and will, at all times until their issuance, be





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duly authorized and reserved, and such Common Shares, upon conversion of such
Preferred Shares in accordance with the terms and conditions of the Certificate of Designations and this Agreement, and any shares of Common Stock issued as a dividend upon such Preferred Shares, upon issuance, will be validly issued, fully paid and nonassessable shares of Common Stock and will be free and clear of all liens imposed by or through the Company. The Common Stock issuable upon the exercise of the Warrants to be issued on such Closing Date have been and will, at all times until their issuance, be duly authorized and reserved, and upon the exercise of the Warrants in accordance with the terms and conditions thereof and this Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock and will be free and clear of all liens imposed by or through the Company. The issuance, sale and clear delivery of such Preferred Shares and Warrants, and the Common Shares issuable upon conversion of such Preferred Shares, the exercise of such Warrants and as dividends on such Preferred Shares will not be subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person or entity. The Company's executive officers and directors have studied and fully understand the nature of the securities being sold hereunder, and recognize that they have a potential dilutive effect. Except as set forth on Schedule 5.4, no antidilution adjustments with respect to the outstanding securities of the Company will be triggered by the issuance of the securities contemplated by the Operative Documents.

              5.5. Subsidiaries. Except as set forth on Schedule 5.5, the Company has no wholly or partially owned Subsidiaries (as defined in Section 9.10) and does not control, directly or indirectly, any other corporation, business trust, firm, partnership, association, joint venture, entity or organization. Except as set forth on Schedule 5.5, the Company does not own any shares of stock, partnership interest, joint venture interest or any other security, equity or interest in any other corporation or other Person.

              5.6. Authorization; No Breach. The Company has the full corporate power and authority to execute, deliver and enter into each of the Operative Documents and to perform its obligations thereunder, and the execution, delivery and performance of each of the Operative Documents and all other transactions contemplated by each of the Operative Documents have been duly authorized by the Company. Each of the Operative Documents constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms except as such enforceability may be limited by (a) bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and (b) the availability of remedies under general equitable principles. Except as set forth on Schedule 5.6, the execution and delivery by the Company of the Operative Documents, the offering, sale and issuance of the Preferred Shares and the Warrants, and the performance and fulfillment of the Company of its obligations under the Operative Documents, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, or event which, with notice or lapse of time or both, would constitute a breach of or default under, (iii) result in the creation of any lien, security interest, adverse claim, charge or encumbrance upon the capital stock or assets of the Company pursuant to, (iv) give any third party the right to accelerate any obligation under or terminate, (v) result in a violation of, (vi) result in the loss of any license, certificate, legal privilege or legal right enjoyed or possessed by the Company under, or
(vii) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to or require the consent of any other Person under, the Certificate of Incorporation or By-Laws of the Company or any law, statute, rule or regulation to which the Company is subject or by which any of its properties are bound, or any agreement, instrument, order, judgment or decree to which the Company is subject or by which its properties are bound.

              5.7.   Financial Statements and SEC Documents.  (a) Attached as
Schedule 5.7 (or contained within the SEC documents (as defined in Section 5.7(b)) are the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1995, 1996, and 1997, and the related audited consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1995, 1996, and 1997, and for the period from November 16, 1983 (date of inception) to December 31, 1997, together with the related notes thereto (the "Audited Financial Statements"), all of which will be correct and complete, and which shall be accompanied by an unqualified report, in form and substance reasonable satisfactory to the Purchaser Representative, of independent public accountants reasonably satisfactory to the Purchaser Representative to the effect that the Audited Financial Statements have been prepared in accordance with the books and records of the Company and its Subsidiaries and generally accepted accounting principles,





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have been applied consistently with the past practices of the Company and its
Subsidiaries (except as otherwise noted in such Audited Financial Statements), reflect all liabilities and obligations of the Company and its Subsidiaries, as of their respective dates, and present fairly the financial position of the Company and its Subsidiaries and the results of their operations as of the time and for the periods indicated therein.

              (b) The Company has made available to Purchasers a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since January 1, 1995 (as such documents have since the time of their filing been amended, the "SEC Documents") which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date. As of their respective dates, the SEC Documents complied in all respects with the requirements of the Securities Act (as defined in Section 9.8) and/or the Securities Exchange Act (as defined in Section 9.9) as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents and none of the SEC Documents contained any untrue statement of a material fact or omitted to statement of material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the financial position of the Company as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

              5.8. No Material Adverse Changes. Since September 30, 1998, except as disclosed in (i) the SEC Documents filed subsequent to that date and
(ii) Schedule 5.8 there has not at any time been (a) any material adverse change in the business, financial condition, operating results, business prospects, employee relations or customer relations of the Company or its Subsidiaries, or (b) other adverse changes, which in the aggregate have been materially adverse to the Company or its Subsidiaries. Except as set forth on
Schedule 5.8, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

              5.9. Absence of Certain Developments. Except as contemplated by this Agreement, and except as set forth in Schedule 5.9, since September 30, 1998, the Company and each of its Subsidiaries have not, nor will have prior to such Closing Date: (a) issued any securities (other than, with respect to the Second Closing, as permitted or contemplated by the Operative Documents); (b) borrowed any amount or incurred or became subject to any liabilities (absolute or contingent), other than liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business, none of which are or shall be material and which involve less than $50,000; (c) discharged or satisfied any lien, adverse claim or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (d) declared or made any payment or distribution of cash or other property to the stockholders of the Company with respect to the Common Stock or purchased or redeemed any shares of Common Stock; (e) mortgaged, pledged or subjected to any lien, adverse claim, charge or any other encumbrance, any of its properties or assets, except for liens for taxes not yet due and payable; (f) sold, assigned or transferred any of its assets, tangible or intangible, except in the ordinary course of business and in an amount less than $50,000, or disclosed to any person, firm or entity not party to a confidentiality agreement with the Company any proprietary confidential information; (g) suffered any extraordinary losses or waived any rights of material value; (h) made any capital expenditures or commitments therefor; (i) entered into any other transaction other than in the ordinary course of business in an amount less than $50,000 or entered into any material transaction, whether or not in the ordinary course of business; (j) made any charitable contributions or pledges; (k) suffered damages, destruction or casualty loss, whether or not covered by insurance, affecting any of the properties or assets of the Company or its Subsidiaries or any other properties or assets of the Company or its Subsidiaries which could have a material adverse effect on the business, financial condition, operating results, employee or customer relations or prospects of, or otherwise with respect to the business or operations of the Company or its Subsidiaries; (l) made any change in the nature or operations of the business of the Company or its Subsidiaries; or (m) resolved or entered into any agreement or understanding with respect to any of the foregoing.

              5.10. Properties. The Company and its Subsidiaries have good and marketable title to all of the real property and good title to all of the personal property and assets they purport to own, including those reflected as owned on (a) the December 31, 1998 balance sheet included in the financial statements included in Schedule 5.8 with respect to the Company and (b) the September 30, 1998 balance sheet included in the Financial Statements with respect to the Subsidiaries, or acquired after such dates, and a good and valid leasehold interest in all property indicated as leased on (a) the December 31, 1998 balance sheet in Schedule 5.8 with respect to the Company and (b) the September 30, 1998 balance sheet included in the Financial Statements with respect to the Subsidiaries, whether such property is real or personal, free and clear of all liens, adverse claims, charges, encumbrances or restrictions of any nature whatsoever, except (a) such as are reflected on (i) the December 31, 1998 balance sheet included in the financial statements included in
Schedule 5.8 with respect to the Company and (ii) the September 30, 1998 balance sheet included in the Financial Statements with respect to the Subsidiaries, or described in Schedule 5.10 and (b) for receivables and charges collected in the ordinary course of business. Except as disclosed in Schedule 5.10, the Company and its Subsidiaries own or lease all such properties as are necessary to their operations as now conducted and as presently proposed to be conducted and all such properties are, in all material respects, in good operating condition and repair.

              5.11. Taxes. The Company and its Subsidiaries have timely filed all federal, state, local and foreign tax returns and reports required to be filed, and all taxes, fees, assessments and governmental charges of any nature shown by such returns and reports to be due and payable have been timely paid except for those amounts being contested in good faith and for which appropriate amounts have been reserved in accordance with generally accepted accounting principles and are reflected on (a) the December 31, 1998 balance sheet in Schedule 5.8 with respect to the Company and (b) the September 30, 1998 balance sheet included in the Financial Statements with respect to the Subsidiaries. There is no tax deficiency that has been, or, to the knowledge of the Company or its Subsidiaries might be, asserted against the Company or its Subsidiaries that would adversely affect the business or operations, or proposed business or operations, of the Company or its Subsidiaries. All such tax returns and reports were prepared in accordance with the relevant rules and regulations of each taxing authority having jurisdiction over the Company and its Subsidiaries and are true and correct. The Company and its Subsidiaries have neither given nor been requested to give any waiver of any statute of limitations relating to the payment of federal, state, local or foreign taxes. The Company and the Subsidiaries have not been, nor is it now being, audited by any federal, state, local or foreign tax authorities. The Company and Subsidiaries have made all required deposits for taxes applicable to the current tax year. The Company and its Subsidiaries are not, and have never been, a member of any "affiliated group" within the meaning of Section 1504 of the Internal Revenue Code, as in effect from time to time.

              5.12. Litigation. Except as set forth on Schedule 5.12, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the knowledge of the Company and its Subsidiaries, threatened against or affecting the Company or its Subsidiaries, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality; there are no arbitration proceedings pending under collective bargaining agreements or otherwise; and, to the knowledge of the Company and its Subsidiaries, there is no basis for any of the foregoing.

              5.13. Compliance with Law. The Company and its Subsidiaries have complied in all respects with all applicable statutes and regulations of the United States and of all states, municipalities and applicable agencies and foreign jurisdictions or bodies in respect of the conduct of their business and operations.

              5.14. Trademarks and Patents. Schedule 5.14 contains a true, complete and correct list of all trademarks, trade names, patents and copyrights (and applications therefor) if any, owned or licensed or used or required to be used by the Company and the Subsidiaries as of or prior to such Closing Date in connection with their respective businesses and, each such trademark, trade name, patent and copyright (and application therefor) listed in Schedule 5.14 as being owned by the Company or a Subsidiary is not subject to any license, royalty arrangement, option or dispute and is free and clear of all liens. To the best knowledge of the Company and its Subsidiaries, none of the trademarks, trade names, patents or copyrights used by the Company and its Subsidiaries in connection with their businesses infringe any trademark, trade name, patent or copyright of others in the United States or in any other country, in any way which adversely affects or which in the future may adversely affect the business or operations of the Company or its Subsidiaries. No stockholder, officer or director of the Company or any Subsidiary or any other person owns or has any interest in any trademark, trade name, service mark, patent, copyright or application therefor, or trade secret, licenses, invention, information or proprietary right or process, if any, used by the Company or its Subsidiaries in connection with their businesses. The Company and its Subsidiaries have no notice or knowledge of any objection or claim being asserted by any person with respect to the ownership, validity enforceability or use of any such trademarks, trade names, patents and copyrights (and applications therefor) listed on Schedule 5.14 or challenging or questioning the validity or effectiveness of any license relating thereto. There are no unresolved conflicts with, or pending claims of, any other person, whether in litigation or otherwise, involving the trademarks, trade names, patents and copyrights (and applications therefor), and there are no liens, encumbrances, adverse claims, or rights of any other person which would prevent the Company from fulfilling its obligations under this Agreement. To the best knowledge of the Company and the Subsidiaries, the business of the Company and its Subsidiaries, as presently conducted and as proposed to be conducted does not and will not cause the Company or any Subsidiary to violate any trademark, trade name, patent, copyright, trade secret, license or proprietary interest of any other person or entity, in any way which adversely affects or which in the future may adversely affect the business or operations of the Company and its Subsidiaries. Except as disclosed in Schedule 5.14, the Company and the Subsidiaries possess all proprietary technology necessary for the conduct of business by the Company and the Subsidiaries, both as presently conducted and as presently proposed to be conducted.

              5.15. Insurance. Schedule 5.15 contains a brief description of each insurance policy maintained by the Company and its Subsidiaries with respect to their properties, assets and business; each such policy is in full force and effect; and the Company and the Subsidiaries are not in default with respect to their obligations under any of such insurance policies. Such insurance coverage is in amounts not less than is customarily maintained by corporations engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks. The activities and operations of the Company and its Subsidiaries have been conducted in a manner so as to conform to all applicable provisions of these insurance policies and the Company and the Subsidiaries have not taken or failed to take any action which would cause any such insurance policy to lapse.

              5.16. Agreements. Except as set forth in Schedule 5.16, the Company and the Subsidiaries are not party to nor bound by any agreement or commitment, written or oral, which obligates the Company or any Subsidiary to make payments to any person, or which obligates any person to make payments to the Company or any Subsidiary, in the case of each such agreement in an amount exceeding $50,000, or which is otherwise material to the conduct and operation of the business or proposed business of the Company and its Subsidiaries or any of their properties or assets, including, without limitation, all shareholder, employment, non-competition and consulting agreements and employee benefit plans and arrangements and collective bargaining agreements to which the Company or any Subsidiary is a party or by which it is bound. All such agreements are legal, valid and binding obligations of the Company and its Subsidiaries, in full force and effect, and enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by
(a) bankruptcy, insolvency, moratorium, and similar laws affecting creditors' rights generally and (b) the availability of remedies under general equitable principles. The Company and the Subsidiaries have performed all obligations required to be performed by it, and are not in default, or in receipt of any claim, under any such agreement or commitment, and the Company and its Subsidiaries have no present expectation or intention of not fully performing all of such obligations, nor does the Company or any Subsidiary have any knowledge of any breach or anticipated breach by the other parties to any such agreement or commitment. The Company and its Subsidiaries are not party to any contract, agreement, instrument or understanding which materially adversely affects the business, properties, prospects, operations, assets or condition (financial or otherwise) of the Company or its Subsidiaries. Purchasers have been furnished with, or the Company has made available for the Purchaser's review, a true and correct copy of each written agreement referred to in
Schedule 5.16, together with all amendments, waivers or other changes thereto.

              5.17. Undisclosed Liabilities. Except as set forth on Schedule 5.17, the Company and the Subsidiaries have no obligation or liability (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to the Company or its Subsidiaries, whether due or to become due) arising out of transactions entered into at or included in Schedule 5.8 or on the September 30, 1998 balance sheet included in the Financial Statements prior to such Closing Date, or any action or inaction at or prior to such Closing Date, or any state of facts existing at or prior to such Closing Date, except (a) liabilities reflected on the December 31, 1998 balance sheet included in the financial statements included in Schedule 5.8 or the September 30, 1998 balance sheet included in the Financial Statements, (b) liabilities in an amount less than $50,000 incurred in the ordinary course of business since September 30, 1998 (none of which is a liability for breach of contract, breach of warranty, torts, infringements, claims or lawsuits); (c) liabilities or obligations disclosed in the schedules to this Agreement or (d) with respect to the Second Closing Date, liabilities the incurrence of which did not constitute a violation of this Agreement.

              5.18. Employees; Conflicting Agreements. (a) The Company has caused all present members of management and all professional employees of and consultants and advisors to the Company and its Subsidiaries, including all employees and consultants and advisors involved in research and development, and will cause all such persons in the future, to be subject to agreements with respect to (i) nondisclosure of confidential information, (ii) assignment of patents, trademarks, copyrights and proprietary rights to the Company or its Subsidiaries and (iii) disclosure to the Company and its Subsidiaries of inventions in form and substance satisfactory to the Purchaser Representative (as defined in Section 11.3).

              (b) To the best knowledge of the Company and its Subsidiaries, no stockholder, director, officer or key employee of the Company or any Subsidiary is a party to or bound by any agreement, contract or commitment, or subject to any restrictions in connection with any previous or current employment of any such person (other than as set forth on Schedule 5.18(b) with respect to the Company), which adversely affects, or which in the future may adversely affect, the business or the proposed business of the Company or any Subsidiary or the rights of any of the Purchasers under the Operative Documents, including, without limitation, in respect of Purchasers rights as a holder of the Preferred Shares, the Warrants and the shares of Common Stock issuable in connection therewith.

              5.19. Disclosure. Neither this Agreement nor any of the schedules, exhibits, written statements, documents or certificates prepared or supplied by the Company with respect to the transactions contemplated by the Operative Documents contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which made. There exists no fact or circumstance which, to the knowledge of the Company or its Subsidiaries upon due inquiry, materially adversely affects, or which could reasonably be anticipated to have a material adverse effect on, the existing or expected financial condition, operating results, assets, customer relations, employee relations or business prospects of the Company or its Subsidiaries.

              5.20. Compliance with Securities Laws. (a) Other than Paramount, neither the Company nor any of its Affiliates nor anyone acting on their behalf has directly or indirectly offered the Preferred Shares and the Warrants or any part thereof or any similar security of the Company (or any other securities convertible or exchangeable for the Preferred Shares and the Warrants or any similar security), for sale to, or solicited any offer to buy the same from, anyone other than Purchasers. Assuming the accuracy and truth of each of Purchasers' representations set forth in Section 6, all securities of the Company and its Subsidiaries heretofore sold and issued were sold and issued, and the Preferred Shares and the Warrants (and any other securities convertible or exchangeable for the Preferred Shares and the Warrants) were offered and will be sold and issued, in compliance with all applicable federal, state and foreign securities laws. Neither the Company, nor any of its Affiliates, nor, to its knowledge, any person or entity acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Preferred Shares, the Warrants or the shares of Common Stock underlying the Preferred Shares or the Warrants under the Securities Act or for the offering of the same to be integrated with any other offering of securities.

              (b) The Company has not directly or indirectly purchased or redeemed any shares of Common Stock during the 30 Trading Days (as such term is defined in the Certificate of Designations) preceding the First Closing Date.

              5.21. Brokers. Except for Paramount, no finder, broker, agent, financial person or other intermediary has acted on behalf of the Company in connection with the offering of the Preferred Shares or the Warrants, the execution of the Operative Documents or the consummation of any of the transactions contemplated by the Operative Documents. The Company has agreed to grant certain registration rights to the holders of the Unit Purchase Option for the Purchase of Preferred Stock and Warrants (the "Unit Purchase Option") issuable to Paramount pursuant to the Financial Advisory Agreement between Paramount and the Company dated the date hereof (the "Financial Advisory Agreement"). The Company shall be solely responsible for payment of the fees and expenses of Paramount pursuant to the Financial Advisory Agreement and the Letter Agreement between the Company and Paramount dated as of January 21, 1999 (the "Letter Agreement"). The Unit Purchase Option, the Financial Advisory Agreement and the Letter Agreement are referred to herein collectively as the "Paramount Agreements."

              5.22.  Transactions with Affiliates.  Except as set forth on
Schedule 5.22, no director, officer, employee, consultant or agent of the Company or its Subsidiaries, or member of the family of any such person or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest in or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company or any Subsidiary, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by or requiring payments to any such person or firm.

              5.23.  Environmental Matters        (a)    The Company and its
Subsidiaries, and all properties owned, operated or leased by the Company and its Subsidiaries have obtained and currently maintain all environmental permits required for their business and operations and are in compliance with all such environmental permits; (ii) there are no legal proceedings pending nor, to the best knowledge of the Company and its Subsidiaries, threatened to modify or revoke any such environmental permits; and (iii) neither Company (and its Subsidiaries) nor any property owned, operated or leased by the Company (and its Subsidiaries) has received any notice from any source that there is lacking any environmental permit required for the current use or operation of the business of the Company or its Subsidiaries, or any property owned, operated or leased by the Company or its Subsidiaries.

              (b) All real property owned, operated or leased by the Company and its Subsidiaries, and, to the best knowledge of the Company and its Subsidiaries, all property adjacent to such properties, are free from contamination by any hazardous material; and the Company and its Subsidiaries are not subject to environmental costs and liabilities with respect to hazardous materials, and no facts or circumstances exist which could give rise to environmental costs and liabilities with respect to hazardous materials.

              (c) There is not now, nor has there been in the past, on, in, or under any real property owned, leased, or operated by the Company and its Subsidiaries, or by any of their respective predecessors (i) any asbestos-containing materials, (ii) any underground storage tanks, (iii) above-ground storage tanks, (iv) impoundments, (v) poly-chlorinated biphenyls or (vi) radioactive substances.

              (d) The Company has provided or made available to Purchasers drafts and final versions of all environmental site assessments (including, but not limited to Phase I and Phase II reports), risk management studies and internal environmental audits that have been conducted by or on behalf of the Company and its Subsidiaries ("Environmental Studies"), with respect to any real property that now or in the past has been owned, operated or leased by the Company and its Subsidiaries, or any of their respective predecessors.

              (e) The Company and its Subsidiaries, and all properties owned, operated or leased by the Company and its Subsidiaries, comply with all environmental laws.

              (f) Neither the Company (and its Subsidiaries) nor any property owned, leased or operated by the Company (and its Subsidiaries) has received or been issued any written request for information, or has been notified that it is a potentially responsible party under the environmental laws with respect to any on-site or off-site for which environmental costs and liabilities are asserted.

       6. Representations, Warranties and Covenants of Purchasers. Purchasers severally represent, warrant and covenant to the Company as of each Closing Date (and with respect to Section 6.1, as of each date of exercise of any Warrants) as follows:

       6.1. Investment Intent. Each Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act. Each Purchaser has experience in making investments in development stage biotechnology companies and is acquiring the Preferred Shares and the Warrants for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Securities Act. Each Purchaser consents to the placing of a legend on the certificates representing its respective Preferred Shares and Warrants to the effect that the shares of Common Stock issuable upon exercise or conversion, as the case may be, of the Preferred Shares and Warrants have not been registered under the Securities Act and may not be transferred except in accordance with applicable securities laws or an exception therefrom. The Purchasers acknowledge and agree that Paramount has not supplied any information to the Purchasers other than information furnished in writing to the Company by Paramount, that Paramount has no responsibility for the accuracy or completeness of any such information and that the Purchasers have not relied upon the independent investigation or verification, if any, which may have been undertaken by Paramount. The Purchasers were contacted regarding the transactions contemplated by the Operative Documents by Paramount, with whom the Purchasers have a prior substantial pre-existing relationship.

              6.2. Authorization. Each Purchaser has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, having obtained all required consents, if any, and this Agreement, when executed and delivered, will constitute a legal valid and binding obligation of such Purchaser.

              6.3. Brokers. Other than Paramount, no finder, broker, agent, financial person or other intermediary has acted on behalf of Purchasers in connection with the offering of the Preferred Shares and the Warrants or the consummation of this Agreement or any of the transactions contemplated hereby.

              6.4. Trading Restrictions. Purchasers have not directly or indirectly sold any shares of Common Stock during the 30 Trading Days (as such term is defined in the Certificate of Designations) preceding the First Closing Date. As of the First Closing Date, the Purchasers do not directly or indirectly have a "short" position with respect to the Common Stock. During the 30 Trading Days (as such term is defined in the Certificate of Designations) prior to the Reset Date (as such term is defined in the Certificate of Designations), the Purchasers shall not directly or indirectly sell any shares of Common Stock. During the 10 consecutive Trading Days ending on the Trading Day preceding the effective date of conversion of any Purchaser' shares of Preferred Stock, such Purchaser shall not directly or indirectly sell any shares of Common Stock on more than seven of such Trading Days.

              7. Covenants of the Company. Until such time as Purchasers and their Affiliates beneficially own less than two percent (2%) of the Common Stock after giving effect to the conversion or exercise of all securities of the Company beneficially owned by Purchasers and their Affiliates, the Company covenants and agrees with Purchasers as follows:

              7.1. Books and Accounts. The Company will, and will cause each of its Subsidiaries to: (a) make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect its transactions, including without limitation, dispositions of its assets; and (b) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and in accordance with the Company's and such Subsidiaries' past practices or any other criteria applicable to such statements, and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              7.2. Periodic Reports. (a) The Company will furnish to the Purchaser Representative as soon as practicable, and in any event within 90 days after the end of each fiscal year of the Company (commencing with the fiscal year ended December 31, 1998), an annual report of the Company and its Subsidiaries, including an audited consolidated balance sheet as at the end of such fiscal year and an audited consolidated statement of operations, stockholders' equity (deficit) and cash flows for such fiscal year, together with the related notes thereto, setting forth in each case in comparative form corresponding figures for the preceding fiscal year, all of which will be correct and complete and will present fairly the financial position of the Company and its Subsidiaries and the results of their operations and changes in their financial position as of the time and for the period then ended. Such financial statements shall be accompanied by an unqualified report, in form and substance reasonably satisfactory to the Purchaser Representative, of independent public accountants reasonably satisfactory to the Purchaser Representative to the effect that such financial statements have been prepared in accordance with the books and records of the Company and its Subsidiaries and generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise specified in such report), and present fairly the financial position of the Company and its Subsidiaries and the results of their operations and changes in their financial position as of the time and for the period then ended. The Company will use its best efforts, and shall cause its Subsidiaries, to conduct its business so that such report of the independent public accountants will not contain any qualifications as to the scope of the audit, the continuance of the Company and the Subsidiaries, or with respect to the Company's and the Subsidiaries' compliance with generally accepted accounting principles consistently applied, except for changes in methods of accounting in which such accountants concur. The delivery requirements of the first two sentences of this paragraph shall be deemed satisfied if the Company provides to the Purchaser Representative within 90 days after the end of each fiscal year (or such earlier date as may be required by the SEC) a copy of the Company's Annual Report on Form 10-K as filed with the SEC for such fiscal year which includes the information and other substantive delivery requirements set forth in this Section 7.2(a).

              (b) The Company will furnish to the Purchaser Representative, as soon as practicable and in any event within 45 days after the end of each of the first three fiscal quarters of the Company during each fiscal year, a quarterly report of the Company and its Subsidiaries consisting of an unaudited consolidated balance sheet as at the end of such quarter and an unaudited consolidated statement of operations, stockholders' equity (deficit) and cash flows for such quarter and the portion of the fiscal year then ended, setting forth in each case in comparative form corresponding figures for the preceding fiscal year. All such reports shall be certified by the Chief Financial Officer of the Company to be correct and complete, to present fairly the financial position of the Company and its Subsidiaries and the consolidated results of their operations and changes in their financial position as of the time and for the period then ended and to have been prepared in accordance with generally accepted accounting principles. The delivery requirements of the first sentence of this paragraph shall be deemed satisfied with respect to any fiscal quarter if the Company delivers to the Purchaser Representative with 45 days after the end of such fiscal quarter (or such earlier date as may be required by the SEC) a copy of its Quarterly Report on Form 10-Q as filed with the SEC for such quarter.

              (c) The Company shall furnish to the Purchaser Representative, within 30 days after the end of each calendar month, an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and the related unaudited consolidated statement of operations, stockholders' equity (deficit) and cash flows for such month and for the fiscal year to date, setting forth in each case in comparative form the corresponding figures for the budget for the current fiscal year (which, for any period on or after delivery of the first Operating Budget (as defined in Section 7.2(d)), shall be the relevant Operating Budget), or such other financial information as otherwise agreed to by the parties hereto. All such statements shall be certified by the Chief Financial Officer of the Company to the effect that such statements fairly present the financial condition of the Company and its Subsidiaries as of the dates shown and the results of their operations for the periods then ended and that such statements have been prepared in conformity with generally accepted accounting principles consistently applied except for normal, recurring, year-end audit adjustments and the absence of footnotes.

              (d) Commencing with the Company's fiscal year commencing January 1, 1999, the Company shall furnish to the Purchaser Representative, as soon as practicable and in any event not less than 60 days prior to the end of each fiscal year of the Company, (i) an annual operating budget for the Company and its Subsidiaries, for the succeeding fiscal year, containing projections of profit and loss, cash flow and ending balance sheets for each month of such fiscal year (each an "Operating Budget") and (ii) a Business Plan (as defined in Section 7.19) for the Company and its Subsidiaries. The Company shall furnish to the Purchaser Representative within five days after the date the Board of Directors has approved each Operating Budget and Business Plan, which shall be no later than 60 days after the beginning of each fiscal year, such Operating Budget and Business Plan as approved by the Board of Directors. Promptly upon preparation thereof, the Company shall furnish to the Purchaser Representative any other operating budgets or business plans that the Company may prepare and any revisions or modifications of such previously furnished Operating Budgets or Business Plans.

              (e) The annual statements and quarterly statements furnished pursuant to Sections 7.02(a) and (b) shall include a narrative discussion prepared by the Company describing the business operations of the Company and its Subsidiaries during the period covered by such statements. The monthly statements furnished pursuant to Section 7.02(c) shall be accompanied by a statement describing any material events, transactions or deviations from the relevant Business Plan and containing an explanation of the causes and circumstances thereof.

              7.3. Certificates of Compliance. The Company covenants that promptly after the occurrence of any default hereunder or any default under or breach of any material agreement, or any other material adverse event or circumstance affecting the financial condition, operating results, employee or customer relations or prospects of, or otherwise with respect to, the Company or any Subsidiary, it will deliver to the Purchaser Representative an Officers' Certificate specifying in reasonable detail the nature and period of existence thereof, and what actions the Company has taken and proposes to take with respect thereto.

              7.4. Other Reports and Inspection. The Company will furnish to Purchasers (a) as soon as practicable after issuance, copies of any financial statements or reports prepared by the Company for, or otherwise furnished to, its stockholders or the SEC and (b) promptly, such other documents, reports and financial data as Purchasers may reasonably request. In addition the Company will, upon reasonable prior notice, make available to Purchasers or its representatives or designees (x) all assets, properties and business records of the Company and its Subsidiaries for inspection and/or copying and (y) the directors, officers and employees of the Company and its Subsidiaries for interviews concerning the business, affairs and finances of the Company and its Subsidiaries.

              7.5. Insurance. The Company will, and will cause its Subsidiaries to, at all times maintain valid policies of worker's compensation insurance and such other insurance with respect to its properties and business of the kinds and in amounts not less than is customarily maintained by corporations engaged in the same or similar business and similarly situated, including, without limitation, insurance against fire, loss, damage, theft, public liability and other risks. The activities and operations of the Company and its Subsidiaries shall be conducted in a manner to conform in all material respects to all applicable provisions of such policies.

              7.6. Use of Proceeds; Restriction on Payments. (a) The Company shall use the net proceeds from the sale of the Preferred Shares and Warrants for general corporate purposes. The Company covenants and agrees that it will not directly or indirectly use any of the proceeds to (i) repay any indebtedness of the Company, including but not limited to any indebtedness to officers, employees, directors or principal stockholders of the Company, but excluding accounts payable incurred in the ordinary course of business or (ii) redeem, repurchase or otherwise acquire any equity or equity-linked security of the Company. The Company shall not make any payment or series of related payments in excess of $25,000 without the prior written consent of the Purchaser Representative, provided that subsequent to the effectiveness of the Shelf

Registration Statement (as defined in Section 8.1), so long as the Company has not less than $1,000,000 of cash and cash-equivalents, the written consent of the Purchaser Representative shall not be required unless such payment or series of related payments is in excess of $100,000.

              (b) Notwithstanding anything to the contrary in this Agreement or any other Operative Document, the Company shall set aside and hold in a segregated, escrow account satisfactory to the Purchasers, $1,500,000 in cash from the proceeds of the sale of the Preferred Shares until the later of (x) the receipt of the Required Shareholder Approvals (as defined in Section 7.29) and (y) the declaration of effectiveness of the Shelf Registration Statement.

              7.7. Material Changes. The Company will promptly notify the Purchaser Representative of any material adverse change in the business, properties, prospects, assets or condition, financial or otherwise, of the Company or its Subsidiaries, or any other material adverse event or circumstance affecting the Company or its Subsidiaries, and of any litigation or governmental proceeding pending or, to the knowledge of the Company, threatened in writing against the Company or its Subsidiaries or against any director or officer of the Company or its Subsidiaries (excluding any material appearing on an internet "chat" or "bulletin" board).

              7.8. Transactions with Affiliates. Except for the transactions contemplated by this Agreement, the Company shall not, and shall cause its Subsidiaries not to, (a) engage in any transaction with, (b) make any loans to, nor (c) enter into any contract, agreement or other arrangement (i) providing for (x) the employment of, (y) the furnishing of services by, or (z) the rental of real or personal property from, or (ii) otherwise requiring payments to, any officer, director or key employee of the Company or its Subsidiaries or any relative of such persons or any other "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), without the prior written approval of the Purchasers.

              7.9. Trading Restrictions. During the 30 Trading Days prior to the Reset Date (as such term is defined in the Certificate of Designations), the Company shall not directly or indirectly purchase or redeem any shares of Common Stock or resolve or contract to do any of the foregoing.

              7.10. Corporate Existence, Licenses and Permits; Maintenance of Properties; New Businesses. The Company will, and will cause its Subsidiaries to, at all times conduct its business in the ordinary course and cause to be done all things necessary to maintain, preserve and renew its existence and will preserve and keep in force and effect, all licenses, permits and authorizations necessary to the conduct of its business. The Company will, and will cause its Subsidiaries to, also maintain and keep its properties in good repair, working order and condition, and from time to time, to make all needful and proper repairs, renewals and replacements, so that the business carried on in connection therewith may be properly conducted at all times.

              7.11. Other Material Obligations. The Company will, and will cause its Subsidiaries to, comply with, (a) all material obligations which it is subject to, or becomes subject to, pursuant to any contract or agreement, whether oral or written, as such obligations are required to be observed or performed, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and the Company and the Subsidiaries have set aside on their books adequate reserves with respect thereto, and (b) all applicable laws, rules, and regulations of all governmental authorities, the violation of which could have a material adverse effect upon the business, financial condition, operating results, employee or customer relations or prospects of, or otherwise with respect to of the Company or its Subsidiaries.

              7.12. Amendment to the Certificate of Incorporation and the By-Laws. The Company will perform and be in compliance with and observe all of the provisions set forth in its Certificate of Incorporation and By-Laws to the extent that the performance of such obligations is legally permissible; provided that the fact that performance is not legally permissible will not prevent such nonperformance from constituting an event of default under this Agreement. Except with the consent of the Purchaser Representative, the Company will not amend its Certificate of Incorporation or By-Laws or any Certificate of Designations for any other series of Preferred Stock of the Company so as to affect adversely the rights of Purchasers under the

Operative Documents, the Certificate of Incorporation, the By-Laws, or the Preferred Shares. The provisions of this Section 7.12 shall not be deemed to prohibit (i) a combination of the outstanding shares of Common Stock effected at the Company's 1999 annual meeting of stockholders for purposes of satisfying applicable NASD listing standards so long as the ratio applicable to such combination shall have been consented to by the Purchaser Representative (which consent shall not be unreasonably withheld) or (ii) the amendment of the Company's charter documents to reduce the minimum number of the Company's Directors so long as such revised minimum number shall have been consented to by the Purchaser Representative and, following such alteration, the Company is in compliance with (A) all applicable NASD listing standards (or the listing standards of any national securities exchange on which the Common Stock is listed) and (B) Section 7.20(a).

              7.13. Merger; Sale of Assets. The Company shall, and, except as set forth on Schedule 7.13, shall cause its Subsidiaries not to, not become a party to any merger, consolidation or reorganization, or sell, lease, license, sublicense or otherwise dispose of all or substantially all of its assets, without the prior approval of the Purchaser Representative.

              7.14. Acquisition. The Company shall, and shall cause its Subsidiaries not to, acquire any interest in any business from any person, firm or entity (whether by a purchase of assets, purchase of stock, merger or otherwise) without the prior approval of the Purchaser Representative, except the acquisition of 1% or less of any class of outstanding securities of a company whose securities are listed on a national securities exchange or which has not fewer than 1,000 stockholders and except as otherwise specifically permitted pursuant to the provisions of this Agreement.

              7.15. Dividends; Distributions; Repurchases of Common Stock; Treasury Stock. The Company shall, and shall cause its Subsidiaries not to, declare or pay any dividends on, or make any other distribution with respect to, its capital stock, whether now or hereafter outstanding, or purchase, acquire, redeem or retire any shares of its capital stock, without the consent of the Purchaser Representative, provided, however, the foregoing shall not prohibit any dividend, distribution, purchase, acquisition, redemption or retirement of, or with respect to, any Preferred Shares in accordance with the Certificate of Designations.

              7.16. Consents and Waivers. (a) The Company has obtained all consents and waivers needed to enable it to perform all of its obligations under the Operative Agreements and the transactions contemplated hereby.

              (b) The Company has obtained from all holders of options, warrants and other securities of the Company having any right of first refusal, offer, sale, negotiation or similar rights or antidilution or other rights (other than the holders of the Company's Class B Warrants) to have the terms (including, without limitation, conversion or exercise prices or rates) of such instruments adjusted by virtue of the purchase and sale of the Preferred Shares and the Warrants or the other transactions contemplated by the Operative Documents, a written waiver in form and substance satisfactory to Purchasers and their counsel.

              7.17. Taxes and Liens. The Company shall, and shall cause its Subsidiaries to, duly pay and discharge when payable, all taxes, assessments and governmental charges imposed upon or against the Company and its Subsidiaries or their properties, or any part thereof or upon the income or profits therefrom, in each case before the same become delinquent and before penalties accrue thereon, as well as all claims for labor, materials or supplies which if unpaid might by law become a lien upon any of their property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and the Company and the Subsidiaries has set aside on its books adequate reserves with respect thereto.

              7.18. Restrictive Agreement. The Company covenants and agrees that subsequent to the Closing, it shall, and shall cause its Subsidiaries not to, be a party to any agreement or instrument which by its terms would restrict the Company's performance of its obligations pursuant to this Operative Documents, the Certificate of Incorporation or By-laws of the Company, the Preferred Shares or the Warrants.

              7.19. Business Plan. Commencing with the Company's fiscal year commencing January 1, 1999, the Company's Chief Financial Officer shall prepare or have prepared and submit to the Board of

Directors not less than 60 days prior to the beginning of each fiscal year of the Company, an updated business plan (the "Business Plan") for such year which shall set forth the Company's and its Subsidiaries' product development, marketing and servicing plans, capital expenditures and expense budgets and shall encompass a statement of long range strategy over a five-year period and short-range tactics over a two-year period. The Business Plan shall specify quantitative and qualitative goals for the Company and its Subsidiaries and relate the attainment of those goals to the Company's and its Subsidiaries' strategic objectives.

              7.20. Director and Observer. (a) The Purchaser Representative shall be entitled to designate a Director to the Board of Directors of the Company. If necessary, the Board of Directors of the Company will elect such person to the Board of Directors by creating a new position on the Board of Directors promptly following such person's nomination by the Purchaser Representative and shall nominate such person for election in connection with any stockholder vote for Directors, and the Company will use its best efforts to ensure that the stockholders of the Company agree to vote all their securities in favor of such person's election. The Company agrees to vote all voting securities for which the Company holds proxies, granting it voting discretion, or is otherwise entitled to vote, in favor of, and to use its best efforts in all respect to cause, the election of each such individual proposed by the Purchaser Representative. In the event that a vacancy is created on the Board of Directors at any time by the death, disability, resignation or removal (with or without cause) of any such individual proposed and nominated by the Purchaser Representative pursuant to this Agreement, the Company will, and will use its best efforts to ensure that the stockholders of the Company, vote all its voting securities to elect the individual proposed by the Purchaser Representative to fill such vacancy and serve as a voting Director. Any Director or observer of the Purchaser Representative pursuant to this Article 8 shall enter into a mutually satisfactory confidentiality agreement containing reasonable terms and conditions and similar in form and substance to that agreed to by each other Director of the Company. Such Director (or observer) shall also be subject to the terms and conditions of the Company's policies on trading restrictions.

              (b) In addition to the rights set forth in Section 7.20(a), from and after the First Closing Date, until such time as Purchasers or their Affiliates shall not beneficially own any securities of the Company, the Purchasers shall be entitled to designate nonvoting observers who shall be entitled to attend all meetings of the Board of Directors and any of its committees and who shall be provided (i) reasonable prior notice of all meetings of the Board of Directors and any of its committees, (ii) reasonable prior notice of any action that the Board of Directors or any of its committees may take by written consent, (iii) promptly delivered copies of all minutes and other records of action by, and all written information furnished to, the Board of Directors or any of its committees and (iv) any other information requested by such observer which a member of the Board of Directors would be entitled to request to discharge his or her duties. Such observers shall be entitled to the same rights to expense reimbursement for attendance at meeting as any outside Director.

              (c) If the Purchaser Representative gives notice to the Company that the Purchasers desire to remove a Director proposed by the Purchasers or the Purchaser Representative pursuant to this Agreement, the Company shall, and shall use its best effort to ensure that the stockholders of the Company shall, vote all its voting securities in favor of removing such Director if a vote of holders of such securities shall be required to remove the Director, and the Company agrees to take any action necessary to facilitate such removal.

              (d) Each Director nominated by the Purchasers shall be entitled to the same type and an amount of compensation at least equal to the highest amount payable to any other Director for serving in such capacity.

              (e) Concurrently with either Closing Date, if requested by the Purchaser Representative, the Company shall have caused the appointment of the initial Directors nominated by the Purchaser Representative, to its Board of Directors in accordance with the provisions of this Section 7.20, which individuals shall be identified in writing to the Company by such time.

              (f) At any time that a designee of the Purchaser Representative serves on the Company's Board of Directors, the Purchasers shall be entitled to representation on any committee of the Board of Directors proportionate with their representation of the Board as a whole.

              7.21. Board of Directors. (a) The Company shall promptly reimburse each Director or observer of the Company designated by the Purchaser Representative who is not an employee of the Company for all of his reasonable expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

              (b) The Company shall at all times maintain provisions in its By-laws and/or Certificate of Incorporation indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware.

              (c) The By-laws of the Company shall always contain provisions consistent with the provisions of this Section 7.21 except to the extent this
Section 7.21 deals with the possible observer.

              (d) For so long as any designee of the Purchaser Representative is a director of the Company, procure and maintain director and officer liability insurance in adequate amounts with a reputable insurance carrier.

              7.22. No Subsidiaries. Except for extant Subsidiaries, the Company will not create or acquire any entity that would be a Subsidiary (as defined in Section 9.11 without the prior written consent of the Purchaser Representative.

              7.23. Publicity. (a) The Company shall not issue any press release or make any other public announcement with respect to this Agreement or the transactions contemplated hereby or utilizing the names of Purchasers or their officers, directors, employees, agents or Affiliates without obtaining the prior approval of Purchasers, except as may be required by law or the regulations of any securities exchange or the Nasdaq National Market.

              (b) Except as may be required by law or the regulations of any securities exchange or the Nasdaq National Market, the Company shall not disclose the names, identity, addresses or any other information regarding each of Purchasers or any of its officers, directors, employees, shareholders, nominees and/or designees without such Purchaser's prior written consent; provided, however, that a copy of this Agreement with all exhibits hereto may be filed with the SEC by the Company and that the name of each Purchaser (but not its address) may be disclosed in the Shelf Registration Statement.

              (c) After the First Closing Date, upon request of the Purchaser Representative, the Company shall cause, at its sole expense, the immediate publication of a "tombstone" advertisement in the Wall Street Journal (National Edition) announcing the consummation of this Agreement and the transactions contemplated herein, the exact form and substance of which shall be mutually agreed upon by the Company and the Purchaser Representative.

              7.24. Restriction on Securities. (a) During the 18 months following the First Closing Date, the Company shall not, and shall cause its Subsidiaries not to, without prior written consent of the Purchaser Representative, issue, offer or sell any of its equity or debt securities (including, without limitation, any securities convertible into or exercisable for such securities); provided that the Company may issue (i) shares of Common Stock pursuant to an Equity Purchase Agreement on the terms described on
Schedule 7.24 (the "Equity Purchase Agreement"), it being understood that the Purchasers shall possess a right of first refusal with respect to the Equity Purchase Agreement as set forth in Section 7.26, and (ii) shares of Common Stock upon conversion or exercise of the Company's outstanding securities and pursuant to exercise of options under the Option Plans in accordance with the terms of such plan (it being agreed that the issuance of any additional options under such plan may be effected only with the prior written consent of the Purchaser Representative). This Section 7.24 shall not apply to the offerings to be conducted by the Company with Paramount acting as placement agent or in connection with the Paramount Agreements or the issuance of Common Stock pursuant to the terms of the Certificate of Designations, the Warrants or the Warrants issuable to Paramount pursuant to the Paramount Agreements. During the 18-months following the First Closing Date, the Company shall not, and shall cause its Subsidiaries not to, without the prior written consent of the Purchaser Representative, offer or sell any of its debt or equity securities in reliance on Regulation S of the Securities Act. During the 36-month period following the First Closing Date, the Company will not extend the expiration date or lower the exercise price of any options or warrants, or take any similar action with respect to any convertible securities of the Company, without the prior written consent of the Purchaser Representative.

              (b) Prior to the First Closing Date, the Company shall obtain the written agreement of all executive officers and directors of the Company
(i) to "lock-up" all of the shares of Common Stock owned by each of them at any time until the later of (x) 24 months following the First Closing Date and (y) six months following the effective date of the Shelf Registration Statement relating to the Additional Preferred Shares and Additional Warrants, (ii) not directly or indirectly, issue, agree or offer to sell, grant an option for the purchase or sale, assign, sell, contract to sell, sell "short" or "short against the box" (as those terms are generally understood), pledge, hypothecate, distribute or otherwise encumber or dispose of, any such shares (including options, rights, warrants or other securities convertible into, exchangeable, exercisable for or evidencing any right to purchase or subscribe for shares of capital stock of the Company (whether or not beneficially owned by such person) or any beneficial interest therein of any shares of the Common Stock, (iii) not directly or indirectly purchase, contract to purchase or otherwise acquire any shares of Common Stock during the 30 Trading Days prior to the Reset Date, all in form and substance satisfactory to Purchasers and their counsel.

              7.25. Restriction on Liens. The Company shall not, and shall cause its Subsidiaries not to, create or permit the imposition of any liens on any of their assets from and after the First Closing Date without the prior written consent of the Purchaser Representative.

              7.26.  Right of First Refusal       (a)  If the Company wishes to
enter into the Equity Purchase Agreement, in whole or in part, it shall first give a written notice (the "Notice") to the Purchasers specifying (x) the amount of the funds which the Company wishes to raise and (y) the equity shares that it is offering for sale pursuant to the Equity Purchase Agreement (the "Equity Amount"), containing an irrevocable offer (open to acceptance for a period of 30 days after the date such Notice is received) to enter into an Equity Purchase Agreement for the Equity Amount on terms consistent with
Schedule 7.24 and which shall be stated in the Notice (the "Terms").

              (b) The Purchasers shall have the right to purchase all or a portion of the Equity Amount; provided, however, that the Purchasers must, within 5 days after receipt of the Notice, determine the portion of the Equity Amount it is willing to purchase.

              (c) If the offer is accepted by the Purchasers, the Purchasers shall provide the Company with written notice of such acceptance specifying the Equity Amount as to which the Purchasers are accepting (a "Notice of Acceptance") within 30 days of receipt of the Notice.

              (d) The closing of the purchase by the Purchasers of the Equity Amount pursuant to this Section 7.26 shall take place at the principal offices of the Purchaser Representative on the date chosen by the Purchasers which date shall, except as otherwise provided in this Section 7.26, in no event be more than 30 days after the Notice of Acceptance is given. At such closing, the Purchasers shall deliver to the Company against delivery of duly endorsed certificates representing the securities being sold a certified check or checks in the appropriate amount. Such securities shall be delivered to the Purchasers free and clear of all liens, claims, charges, security interests, options, adverse claims or other legal or equitable encumbrances.

              (e) To the extent the Purchasers' ability to consummate the transactions to contemplated by the Equity Purchase Agreement as provided herein (i) is limited by any law, statute, regulation, order, writ, injunction, decree, rule, regulation, policy or guideline promulgated, or judgment entered, by any federal, state, local or foreign court or governmental authority applicable to the Purchasers; or (ii) would constitute or cause a material breach or default (immediately or with notice or lapse of time or both) of any agreement or instrument to which the Purchasers is a party or by which the Purchasers or any of their assets are bound, the Purchasers shall have the option to purchase any equity securities not acquired by it pursuant to this
Section 7.24 on the date chosen by the Purchasers (not later than the 15th business day) after such date as the Purchasers learn that it is no longer so restricted from acquiring such securities.

              (f) If, at the end of the 30th day after the Notice is received, the Purchasers have not delivered an effective Notice of Acceptance of the offer contained in such Notice, or if it has delivered a Notice of Acceptance covering less than all the Equity Amount, then the Company shall have 30 days in which to enter into an Equity Purchase Agreement for the Equity Amount not accepted for purchase by the Purchasers, at a price not lower than the Terms and on terms not more favorable to the prospective purchaser than those contained in the Notice, to any third party. Promptly after any transaction pursuant to this Section 7.26, the Company shall notify the Purchasers of the consummation thereof and shall furnish such evidence of the completion and time of completion of such transaction and of the terms thereof as the Purchasers may reasonably request. If, at the end of such 30-day period, the Company has not completed the transaction for any or all of such Equity Amount, the Company shall no longer be permitted to enter into a third party Equity Purchase Agreement pursuant to this Section 7.26 without again complying with this Section in its entirety. If the Company determines at any time within such 30-day period that the transaction with respect to any or all of such Equity Amount at a price not lower than the Terms and on terms not more favorable to the third party than those contained in the Notice is impractical, the Company may terminate all attempts to enter into such arrangement and recommence the procedures of this Section in their entirety without waiting for the expiration of such 30-day period by delivering written notice of such decision to the Purchasers.

              (g) The Purchasers shall have the right to assign, at any time, its right to purchase all or a portion of the Equity Amount pursuant to this Section 7.26 to any affiliate of such Purchasers or the Purchaser Representative. Upon such assignment, such assignee shall assume all the same rights and obligations of the Purchasers under this Section 7.26.

              7.27. Restrictions on Indebtedness. The Company shall not, and shall cause its Subsidiaries not to, incur, create, assume or permit to exist any indebtedness except (i) indebtedness represented by the obligations of the Company under Section 13 of the Certificate of Designations and Section 7.28,
(ii) pursuant to equipment lease financings with commercial banks or Persons whose business consists in substantial part of engaging in such financings,
(iii) pursuant to customary accounts receivable and inventory financing in the ordinary course of business, (iv) in an amount less than $25,000 incurred in the ordinary course of business, provided that subsequent to the effectiveness of the Shelf Registration Statement (as defined in Section 8.1), so long as the Company has not less than $1,000,000 of cash and cash-equivalents, the incurrence of indebtedness with respect to a transaction or series of transactions not to exceed $100,000 in the ordinary course of business shall be permitted, and (v) indebtedness for borrowed money existing on the date hereof and disclosed in writing to the Purchasers, but not any extensions, renewals or replacements of such indebtedness.

       7.28. Repayment Upon Certain Events. In the event that (a) the Company does not initiate the meeting of its shareholders for the purpose of obtaining the Required Shareholder Approvals by May 28, 1999, (b) the Company does not obtain the Required Shareholder Approvals at such meeting or by 30 days following such meeting if such meeting is adjourned in good faith by the Company in accordance with the Company's By-laws, (c) the Shelf Registration Statement has not become effective by the Outside Target Date (as defined in Section 8.6), or any other Redemption Event (as defined in Section 13 of the Certificate of Designations) occurs, the Company shall effect the redemption of the Series B Preferred Stock in accordance with the terms of the Certificate of Designations and Purchasers shall be entitled to retain the Warrants issued to them.

       7.29. Required Shareholder Approvals. The Company will use its best efforts to notice and hold a stockholders meeting as promptly as practicable and in any event not later than May 28, 1999, to obtain any stockholder approvals required by the Company (including those required by all applicable agreements between the Company and the National Association of Securities Dealers ("NASD") or the rules of the Nasdaq National Market), including, without limitation to allow for issuance of all securities to the Purchasers and Paramount in connection with or contemplated by the Operative Documents and the Paramount Agreements. The "Required Shareholder Approvals" shall mean the authorization and approval by the holders of the transactions contemplated by the Operative Documents and the Paramount Agreements, including issuance of the Preferred Shares, the Warrants and the Common Shares issuable pursuant to the terms of the Preferred Shares and the Warrants, to the extent such authorization is necessary to comply with any rule or regulation of the NASD, the Nasdaq National Market or any other or any other applicable law, rule or regulation of any regulatory agency or applicable stock exchange or market.


8.     Registration of Common Stock.

8.1. Registration. (i) Not later than 30 days after the First Closing Date, the Company will file with the SEC a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Registrable Securities beneficially owned by Purchasers following the First Closing. Not later than 30 days following the Second Closing Date, the Company will amend the Shelf Registration Statement to include the Registrable Securities beneficially owned by Purchasers as a consequence of the Second Closing. The Company will use its best efforts to effect the registrations, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as may be reasonably requested and as would permit or facilitate that sale and distribution of all Registrable Securities until the distribution thereof is complete; provided that the Company shall not be obligated to maintain the effectiveness of the Shelf Registration Statement (and any related qualifications and compliance) following the earlier of (x) the third anniversary of the last Closing Date and (y) at such time as the Company shall deliver an opinion of counsel reasonably satisfactory to the holders of Registrable Securities (such holders, including, without limitation, the holders of the Placement Warrants, are referred to as the "Holders') and in form and substance satisfactory to each Holder that (i) such Holders may sell in a single transaction all Registrable Securities then held or issuable to such Holder on a registered securities exchange or Nasdaq market under an applicable exemption from the registration requirements of the Securities Act and all other applicable securities laws and (ii) all transfer restrictions and restrictive legends with respect to such Registrable Securities will be removed upon the consummation of such sale. Holders of Common Stock acquired pursuant to the Equity Purchase Agreement shall be permitted to include their shares of Common Stock in the Shelf Registration Statement provided that, in the event the holders of Registrable Securities elect to retain an underwriter in connection with the distribution contemplated by the Shelf Registration Statement, the inclusion in the Shelf Registration Statement of shares of Common Stock issued pursuant to the Equity Purchase Agreement shall be conditioned on such underwriter consenting thereto (which consent may be conditioned upon, among any other factors deemed relevant by such underwriter, the holders of such shares of Common Stock disposing of such shares of Common Stock pursuant to the related underwriting agreement).

              8.2. Registration Procedures. In connection with the registration of any Registrable Securities under the Securities Act as provided in this Section 8, the Company will use its best efforts, as expeditiously as possible:

              (a) Prepare and file with the SEC the Shelf Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Shelf Registration Statement to become effective as expeditiously as possible but in any event by the Targeted Effective Date (as such term is defined in Section 8.6(b));

              (b) Prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective until the disposition of all securities in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Shelf Registration Statement shall be completed, and to comply with the provisions of the Securities Act (to the extent applicable to the Company) with respect to such dispositions;

              (c) Furnish to each seller of such Registrable Securities such number of copies of such Shelf Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Shelf Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by such seller;

              (d) Use its best efforts to register or qualify such Registrable Securities covered by such Shelf Registration Statement under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company will not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 8.2(d) be obligated to be qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

              (e) Provide a transfer agent and registrar for all such Registrable Securities covered by such Shelf Registration Statement not later than the effective date of such Shelf Registration Statement;

              (f) Notify each seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Shelf Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

              (g) Cause all such Registrable Securities to be listed on each securities exchange or automated over-the-counter trading system on which similar securities issued by the Company are then listed;

              (h) Enter into such customary agreements (including, in the event Purchasers elect to engage an underwriter in connection with the Shelf Registration Statement, an underwriting agreement containing customary terms and conditions) and take all such other actions as reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; and

              (i) Make available for inspection by any seller of Registrable Securities, all financial and other records, pertinent corporation documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller in connection with the Shelf Registration Statement pursuant to Section 8.1.

              8.3 Registration and Selling Expenses. (a) All expenses incurred by the Company in connection with the Company's performance of or compliance with this Section 8, including, without limitation (i) all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), (ii) blue sky fees and expenses, (iii) all necessary printing and duplicating expenses, (iv) all fees and disbursements of counsel and accountants retained by the Company (including the expenses of any audit of financial statements) and (v) a single counsel retained by the Purchaser Representative on behalf of Purchasers to represent all Purchasers (all such expenses being called "Registration Expenses"), will be paid by the Company except as otherwise expressly provided in this Section 8.3.

              (b) The Company will, in any event, in connection with any registration statement, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties in connection therewith and expenses of audits of year-end financial statements), the expense of liability insurance and the expenses and fees for listing the securities to be registered on one or more securities exchanges or automated over-the-counter trading systems on which similar securities issued by the Company are then listed.

              (c) Nothing in this Agreement shall be construed to prevent any Holder or Holders of Registrable Securities from retaining such counsel as they shall choose at their own expense.

              8.4. Other Public Sales and Registrations. The Company agrees that it will not, on its own behalf, file or cause to become effective any other registration of any of its securities under the Securities Act or otherwise effect a public sale or distribution of its securities (except pursuant to registration on Form S-8 or any successor form relating to a special offering to the employees or security holders of the Company) until at least 180 days have elapsed after the effective date of the Shelf Registration Statement.

              8.5. Indemnification. (a) The Company shall indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors, if any, and each person, if any, who controls such holder within the meaning of the Securities Act, against all losses, claims, damages, liabilities and expenses (under the Securities Act or common law or otherwise) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if the Company has furnished any amendments or supplements thereto) or any preliminary prospectus, which registration statement, prospectus or preliminary prospectus shall be prepared in connection with the registration contemplated by this Section 8, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished in writing by such holder to the Company in connection with the registration contemplated by this Section 8, provided the Company will not be liable pursuant to this Section 8.5 if such losses, claims, damages, liabilities or expenses have been caused by any selling security holder's failure to deliver a copy of the registration statement or prospectus, or any amendments or supplements thereto, after the Company has furnished such holder with the number of copies required by Section 8.2(c).

              (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information as is reasonably requested by the Company for use in any such registration statement or prospectus and shall severally, but not jointly, indemnify, to the extent permitted by law, the Company, its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent such losses, claims, damages, liabilities or expenses are caused by an untrue statement or alleged untrue statement contained in or by an omission or alleged omission from information so furnished in writing by such holder in connection with the registration contemplated by this Section 8. If the offering pursuant to any such registration is made through underwriters, each such holder agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, their officers and directors, if any, and each person who controls such underwriters within the meaning of the Securities Act to the same extent as hereinabove provided with respect to indemnification by such holder of the Company. Notwithstanding the foregoing or any other provision of this Agreement, in no event shall a holder of Registrable Securities be liable for any such losses, claims, damages, liabilities or expenses in excess of the lesser of (a) the net proceeds received by such holder in the offering or (b) $500,000.

              (c)  Promptly after receipt by an indemnified party under Section
8.5 (a) or (b) of notice of the commencement of any action or proceeding, such indemnified party will, if a claim in respect thereof is made against the indemnifying party under such Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such Section. In case any such action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel approved by such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such Section for any legal or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless incurred at the written request of the indemnifying party. Notwithstanding the above, the indemnified party will have the right to employ counsel of its own choice in any such action or proceeding if the indemnified party has reasonably concluded that there may be defenses available to it which are different from or additional to those of the indemnifying party, or counsel to the indemnified party is of the opinion that it would not be desirable for the same counsel to represent both the indemnifying party and the indemnified party because such representation might result in a conflict of interest (in either of which cases the indemnifying party will not have the right to assume the defense of any such action or proceeding on behalf of the indemnified party or parties and such legal and other expenses will be borne by the indemnifying party). An indemnifying party will not be liable to any indemnified party for any settlement of any such action or proceeding effected without the consent of such indemnifying party.

              (d) If the indemnification provided for in Section 8.5(a) or (b) is unavailable under applicable law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 8.5(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

              (e) Promptly after receipt by the Company or any holder of Securities of notice of the commencement of any action or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof; but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution under this Agreement. In case any such action, suit, or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

              8.6. Additional Common Stock Issuable Upon Delay of Registration and Other Events. (a) Except to the extent any delay is due to the failure of a Holder to reasonably cooperate in providing to the Company such information as shall be reasonably requested by the Company in writing for use in the Shelf Registration Statement, if the Shelf Registration Statement is not filed with the SEC within 30 days following the Closing Date (the "Outside Target Date"), the Company shall immediately declare and issue to each Holder (i) additional Warrants equal to 1.5% of the Warrants then held by such Holder and (ii) an amount equal to 1.5% of the liquidation preference pursuant to Section 3 of the Certificate of Designations of the Preferred Shares then held or issuable to such Holder, for each day after the Outside Target Date that the Registration Statement remains unfiled.

              (b) Except to the extent any delay is due to the failure of a Holder to reasonably cooperate in providing to the Company such information as shall be reasonably requested by the Company in writing for use in the Shelf Registration Statement, if the Shelf Registration Statement is not declared effective by the SEC by the Targeted Effective Date, the Company shall immediately declare, issue and pay for no additional consideration to each Holder (i) additional Warrants equal to 1.5% of the Warrants then held by such Holder and (ii) an amount equal to 1.5% of the liquidation preference pursuant to Section 3 of the Certificate of Designations of the Preferred Shares then held or issuable to such Holder, for each day the Shelf Registration Statement is not declared effective by the SEC following the occurrence of the Targeted Effective Date. As used herein, "Targeted Effective Date" shall mean the 90th day after the Closing Date, provided that in the event the SEC does not provide comments to the Company (or declare the Shelf Registration Statement Effective) within (i) 35 days after the initial filing of the Shelf Registration Statement or (ii) seven days after the filing of any pre-effective amendment to the Shelf Registration Statement, so long as the Company has used reasonable efforts to respond promptly to any comments pending at the time a pre-effective amendment to the Shelf Registration Statement is filed, the Targeted Effective Date shall be deferred for a number of days equal to the number of days by which the SEC's response time exceeded 35 days or seven days, as applicable.

              (c) Except to the extent any delay is due to the failure of a Holder to reasonably cooperate in providing to the Company such information as shall be reasonably requested by the Company in writing for use in the Shelf Registration Statement, following the declaration of the effectiveness of the Shelf Registration Statement by the SEC, if the Shelf Registration Statement is not maintained by Company during the period required by Section 8.1 for more than five Trading Days (as such term is defined in the Certificate of Designations), the Company shall immediately declare and issue to each Holder
(i) additional Warrants equal to 1.5% of the Warrants then held by such Holder and (ii) an amount equal to 1.5% of the liquidation preference pursuant to
Section 3 of the Certificate of Designations of the Preferred Shares then held or issuable to such Holder, for each additional Trading Day that the Shelf Registration Statement is not effective.

              (d)  All shares of Common Stock issuable pursuant to this Section
8.6 shall be duly authorized, fully paid and nonassessable shares of Common Stock and shall be included in the Shelf Registration Statement contemplated by
Section 8.1. Such shares shall be registered in Purchasers' names or the name of the nominee(s) of Purchasers in such denominations as Purchasers shall request pursuant to instructions delivered to the Company.

              (e) All shares of Preferred Stock issuable upon exercise of the Placement Warrants shall be deemed to be outstanding and to constitute outstanding Preferred Shares for purposes of this Section 8.6.

              9. Certain Definitions. For the purposes of this Agreement, the following terms have the respective meanings set forth below:

              9.1. "Affiliate" means any person, corporation, firm or entity that directly or indirectly controls, is controlled by, or is under common control with the indicated person, corporation, firm or entity.

              9.2.   "Common Stock" means the Company's Common Stock.

              9.3. "Generally Accepted Accounting Principles" means generally accepted accounting principles consistently applied.

              9.4. "Officers' Certificate" means a certificate executed on behalf of the Company by its President, Chairman of the Board, Chief Executive Officer, Chief Financial Officer or Secretary.

              9.5. "Person" shall mean any natural person and any corporation, partnership, joint venture, limited liability company or other legal person, but shall not include any governmental entity.

              9.6. "Registrable Securities" means (i) the shares of Common Stock issuable upon exercise of the Warrants and the warrants issuable upon exercise of the Unit Purchase Option, (ii) the shares of Common Stock issuable upon conversion of Preferred Stock (including without limitation the shares of Common Stock issuable upon conversion of the Preferred Stock issuable upon exercise of the Unit Purchase Option), (iii) any shares of Common Stock issued in satisfaction of dividends accrued on the Preferred Stock and (iv) any other shares of Common Stock now owned or hereafter acquired by Purchasers (whether Common Stock owned directly or underlying securities of the Company that are convertible or exchangeable directly or indirectly for shares of Common Stock) or Paramount. Without limitation of the foregoing, any shares of Common Stock issued pursuant to Section 8.6 or Section 13 of the Certificate of Designations shall be deemed to be Registrable Securities and the Company shall promptly amend the Shelf Registration Statement to include such shares in the Shelf Registration Statement contemplated by Section 8.1 after their issuance.

              9.7. "Securities" means the Preferred Shares, the Common Shares, the Warrants and any Preferred Stock or Common Stock underlying the foregoing whether issued at the Closing or thereafter or pursuant to the Placement Warrants.

              9.8. "Securities Act" means, as of any given time, the Securities Act of 1933, as amended, or any similar federal law then in force.

              9.9. "Securities Exchange Act" means, as of any given time, the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

              9.10. "SEC" shall mean the United States Securities and Exchange Commission and includes any governmental body or agency succeeding to the functions thereof.

              9.11. "Subsidiary" means any person, corporation, firm or entity at least the majority of the equity securities (or equivalent interest) of which are, at the time as of which any determination is being made, owned of record or beneficially by the Company, directly or indirectly, through any Subsidiary or otherwise.

              10.1 Company Indemnities. (a) The Company agrees to indemnify, defend and hold Purchasers and their officers, directors, partners, employees, consultants and agents (the "Purchasers' Indemnitees") harmless from and against any liability, obligation, claim, cost, loss, judgment, damage or expense (including reasonable legal fees and expenses) (collectively, "Liabilities") incurred or suffered by any of Purchasers' Indemnitees as a result of or arising out of or in connection with the Company's breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement.

              11.    Miscellaneous.

              11.1. Termination; Survival of Representations, Warranties and Covenants. Except as otherwise provided for in this Agreement all representations, warranties, covenants and agreements contained in this Agreement, or in any document, exhibit, schedule or certificate by any party delivered in connection herewith shall survive the execution and delivery of this Agreement and the Closing Dates and the consummation of the transactions contemplated hereby, regardless of any investigation made by Purchasers or on their behalf.

              11.2. Expenses. The Company shall pay all its own expenses in connection with this Agreement and the transactions contemplated herein. The Company agrees to pay promptly and save the Purchasers harmless against liability for the payment all expenses incurred by the Company and the Purchasers in connection with the preparation and consummation of the Agreement and the transactions contemplated herein, including but not limited to: all costs and expenses under Section 8, including without limitation, the costs of preparing, printing and filing with the SEC the Shelf Registration Statement and amendments, post-effective amendments, and supplements thereto; preparing, printing and delivering exhibits thereto and copies of the preliminary, final and supplemental prospectuses; preparing, printing and delivering all selling documents, including but not limited to the subscription agreement, the warrant agreement and stock and warrant certificates; legal fees and disbursements of the Purchasers' counsel (which amount shall be offset against payment of the purchase price for legal fees that have been accrued up to such date and the remainder of which shall be paid within 30 days of submission of any statements therefor) in connection with the preparation and consummation of this Agreement and the transactions contemplated herein, including the legal fees and costs of negotiating and drafting any transaction documents, due diligence and any necessary regulatory filings (including, without limitation, the Shelf Registration Statement, Forms 3, 4 and 5 and Schedule 13-D or -G filings); the cost of a total of three sets of bound closing volumes for the Purchasers and their counsel; and the cost of the tombstone advertisement in the Wall Street Journal (National Edition) pursuant to Section 7.23(c). The provisions of this Section shall survive any termination of this Agreement in all instances, including without limitation, (i) if the transactions contemplated by this Agreement have not been consummated or (ii) if the transactions have been terminated by Purchasers for any reason.

              11.3. Amendments and Waivers. The Operative Documents, the exhibits and schedules thereto and the Paramount Agreements set forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Agreement may be amended only by mutual written agreement of the Company and the Purchaser Representative, and the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the Purchaser Representative. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement. "Purchaser Representative" shall mean a representative of Purchasers, elected by the Majority Holders, identified to the Company in writing from time to time by Paramount. "Majority Holders" shall mean the holders of a majority of the shares of Common Stock issuable pursuant to the terms of the Preferred Stock, the Warrants (other than shares issuable as dividends on the Preferred Stock, except to the extent outstanding). It is agreed and understood that the Purchaser Representative shall act solely on behalf of Purchasers and that the Purchaser Representative shall have no duties, obligations or liabilities whatsoever to the Company by virtue of acting as such.

              11.4. Successors and Assigns. This Agreement may not be assigned by the Company except with the prior written consent of the Purchaser Representative. This Agreement shall be binding upon and inure to the benefit of the Company and its permitted successors and assigns and Purchasers and their successors and assigns. The provisions hereof which are for Purchasers' benefit as purchasers or holders of the Preferred Shares and the Warrants are also for the benefit of, and enforceable by, any subsequent holder of such Preferred Shares and Warrants.

              11.5. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given personally or when mailed by certified or registered mail, return receipt requested and postage prepaid, and addressed to the addresses of the respective parties set forth below or to such changed addresses as such parties may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt:


                     If to the Company:
                     Neoprobe Corporation
                     425 Metro Place North, Suite 300
                     Dublin, OH 43017-1367
                     Attn: David C. Bupp

                     With a Copy to:

                     Benesch, Friedlander, Coplan & Aronoff LLP
                     Suite 900
                     88 East Broad Street
                     Columbus, OH  43215
                     Attention:  Robert S. Schwartz

                     If to the Purchasers:

                     The Aries Master Fund
                     The Aries Domestic Fund
                     in care of Paramount Capital Asset Management, Inc. 787 Seventh Avenue, 48th Floor
                     New York, NY 10019
                     Attn: Michael S. Weiss

                     With a Copy to:
                     Roberts, Sheridan & Kotel,
                     A Professional Corporation
                     Tower Forty-Nine
                     12 East 49th Street, 30th Floor
                     New York, NY 10017
                     Attention: Ira L. Kotel

              11.6. Governing Law; Consent to Jurisdiction. The validity, performance, construction and effect of this Agreement shall be governed by those laws of the State of New York which are applicable to agreements that are negotiated, executed, delivered and performed solely in the State of New York. The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with the notice provisions of
Section 11.5. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the party so served shall appear or answer such summons, complaint or other process.

              11.7. Counterparts. This Agreement may be executed in any number of counterparts and, notwithstanding that any of the parties did not execute the same counterpart, each of such counterparts shall, for all purposes, be deemed an original, and all such counterparts shall constitute one and the same instrument binding on all of the parties thereto.

              11.8. Headings. The headings of the Sections are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision hereof.

              11.9. Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless the provision held invalid shall substantially impair the benefit of the remaining portion of this Agreement.

              11.10. Freedom of Action. (a) The Purchasers and their Affiliates shall not have any obligation to the Company not to (i) engage in the same or similar activities or lines of business as the Company or develop or market any products, services or technologies that does or may in the future compete, directly or indirectly, with those of the Company, (ii) invest or own any interest publicly or privately in, or develop a business relationship with, any corporation, partnership or other person or entity engaged in the same or similar activities or lines or business as, or otherwise in competition with, the Company or (iii) do business with any client, collaborator, licensor, consultant, vendor or customer of the Company. The Purchasers and their officers, directors, employees or former employees and Affiliates shall not have any obligation, or be liable, to the Company solely on account of the conduct described in the preceding sentence. It is agreed and understood that the preceding sentence shall not limit the obligations to the Company under applicable law of any person acting as a director of the Company. In the event that any Purchaser or any officer, director, employee or former employee or Affiliate thereof acquires knowledge of a potential transaction, agreement, arrangement or other matter which may be a corporate opportunity for a Purchaser and the Company, no Purchaser or officer, director, employee or former employee or Affiliate thereof shall have any duty to communicate or offer such corporate opportunity to the Company and no Purchaser or officer, director, employee or former employee or Affiliate thereof shall be liable to the Company for breach of any fiduciary duty, as a stockholder or otherwise, solely by reason of the fact that such Purchaser or officer, director, employee or former employee or Affiliate thereof pursues or acquires such corporate opportunity for any such person or entity, directs such corporate opportunity to another person or entity or communicates or fails to communicate such corporate opportunity to the Company. As used in this Section, Purchasers shall mean any, some or all of the Purchasers and their Affiliates (excluding the Company and the Subsidiaries as Affiliates of the Purchasers).

              (b) The provisions of this Section 11.10 shall be enforceable to the fullest extent permitted by law.

              11.11. Exculpation Among Purchasers and Holders. Each Purchaser acknowledges and agrees that it is not relying upon any other Purchaser, or any officer, director, employee partner or affiliate of any such other Purchaser, in making its investment or decision to invest in the Company or in monitoring such investment. Each Purchaser agrees that no Purchaser nor any controlling person, officer, director, stockholder, partner, agent or employee of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them relating to or in connection with the Company or the securities, or both.

              11.12. Actions by Purchasers. Any actions permitted to be taken by holders or Purchasers of Preferred Shares, Common Shares, Common Stock, and/or Warrants or otherwise by any Purchaser and any consents required to be obtained from the same under this Agreement, may be taken or given only by, in the case of consents or actions requiring approval of a Purchaser, by the applicable Purchaser, and in all other cases, except to the extent inconsistent with any explicit provision of this Agreement, only by the Purchaser Representative.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   NEOPROBE CORPORATION


                                   By: /s/ David C. Bupp
                                      -----------------------------------------
                                   Name:  David C. Bupp
                                   Title:  President and Chief Executive
                                   Officer


                                   THE ARIES MASTER FUND,
                                   a Cayman Island exempted Company


                                   By: /s/ Lindsay A. Rosenwald
                                      -------------------------------------
                                   Name:
                                   Title:


                                   THE ARIES DOMESTIC FUND, L.P.


                                   By: /s/ Lindsay A. Rosenwald
                                      -------------------------------------
                                   Name:
                                   Title:

                                                                       EXHIBIT A




Name                                              Initial                     Initial
----
                                   $ Amount       Preferred Shares            Warrants
                                   --------       ----------------            --------
The Aries Master Fund, a           2,100,000             21,000               2,038,835
Cayman Island exempted
Company


The Aries Domestic Fund, L.P.      900,000               9,000                873,786





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